                                                                Exhibit 11.1


                            FSI INTERNATIONAL, INC.
                     COMPUTATION OF INCOME PER COMMON SHARE



                                             ---------------------------------------------------------------------
                                                AUGUST 26, 1995         AUGUST 31, 1996         AUGUST 30, 1997
                                             ---------------------------------------------------------------------
PRIMARY:

AVERAGES SHARES OUTSTANDING                        17,437,865               22,176,642               22,465,928

NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON
THE TREASURY STOCK METHOD                           1,288,266                  962,332                  618,745
                                                 ------------             ------------             ------------

TOTAL                                              18,726,131               23,138,974               23,084,673
                                                 ============             ============             ============
NET INCOME                                       $ 21,357,686             $ 28,548,406             $  4,639,975
                                                 ============             ============             ============
PRIMARY PER SHARE AMOUNTS                               $1.14                    $1.23                    $0.20
                                                 ============             ============             ============


FULLY DILUTED:

AVERAGE SHARES OUTSTANDING                         17,437,866               22,176,641               22,465,928

NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON
THE TREASURY STOCK METHOD                           1,387,614                  882,839                  686,646
                                                 ------------             ------------             ------------

TOTAL                                              18,825,480               23,059,480               23,152,574
                                                 ============             ============             ============
NET INCOME                                       $ 21,357,686             $ 28,548,406             $  4,639,975
                                                 ============             ============             ============
FULLY DILUTED PER SHARE AMOUNTS                  $       1.13             $       1.24             $       0.20
                                                 ============             ============             ============


                                     Page 1